Exhibit 3.3

LIMITED LIABILITY COMPANY AGREEMENT
OF
TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC

This Limited Liability Company Agreement (this “Agreement”) of Texas Eastern Products Pipeline Company, LLC, is entered into by PanEnergy Corp., a Delaware corporation, to hereby form a Delaware limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (the “Act”). Accordingly PanEnergy Corp. hereby agrees as follows:

1.    Name. The name of the limited liability company formed hereby is Texas Eastern Products Pipeline Company, LLC (the “Company”).

2.    Purpose. The purpose for which the Company is organized is to transact any and all lawful business for which limited liability companies may be organized under the Act.

3.    Registered Office. The registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, DE  19801.

4.    Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, DE  19801.

5.    Principal Office. The principal office of the Company (at which the books and records of the Company shall be maintained) shall be in Houston, Texas.

6.    Member.

(a)      The name and the mailing address of the initial Member is as follows:

PanEnergy Corp.

5400 Westheimer Court

Houston, Texas  77056

(b)         The member shall not cease to be a member of the Company upon the occurrence of any event described in Section 18-304 of the Act.

7.    Term. The term of the Company shall commence on the effective date of the filing of a Certificate of Formation in the Office of the Secretary of State of the State of Delaware and shall be perpetual, unless it is dissolved sooner as a result of:  (a) the written election of the member, or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act. No other event shall cause dissolution of the Company.

8.    Management. As provided in this Agreement, all management powers over the business and affairs of the Company shall be exclusively vested in a Board of Directors (the

“Board of Directors”) and, subject to the direction of the Board of Directors, the Officers, who shall collectively (Officers and Directors) constitute “managers” of the Company within the meaning of the Act. No Member, by virtue of having the status of a member, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board of Directors on the one hand and of the Officers on the other shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the Delaware General Corporation Law. Thus, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board of Directors, and the day-to-day activities of the Company shall be conducted on the Company’s behalf by the Officers, who shall be agents of the Company. In addition to the powers that now or hereafter can be granted to managers under the Act and to all other powers granted under any other provision of this Agreement, the Board of Directors (subject to Section 9) and the Officers (subject to Section11 and the direction of the Board of Directors) shall have full power and authority to do all things on such terms as they, in their sole discretion, may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company.

9.    Board of Directors.

(a)          Number and Term. The number of Directors shall be nine and may be changed from time to time by the Board of Directors, but shall not be less than three. Except as otherwise provided in Section 9(d), each Director shall be elected at the annual meeting of the Members. Directors need not be Members. No decrease in the number of Directors shall have the effect of shortening the term of office of any incumbent Director.

(b)         Chairman and Vice Chairman.

(i)           The Board of Directors shall elect from their number, a Chairman and a Vice Chairman.

(ii)          The Chairman shall preside at all meetings of the Members, Directors and the Executive Committee of the Board. The Vice Chairman shall perform all the duties of the Chairman in the absence or disability of the Chairman. The Chairman and Vice Chairman shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors.

(c)          Quorum and Manner of Action. At all meetings of the Board of Directors, a majority of the total number of Directors shall constitute a quorum for the transaction of business; and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as otherwise provided by law or this Agreement. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at such adjourned meeting. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(d)         Vacancies. Except as otherwise provided by law or this Agreement, in the case of any increase in the authorized number of directors or of any vacancy in the Board of directors, however created, the additional Director or Directors may be elected or, as the case may be, the vacancy or vacancies may be filled by majority vote of the Directors remaining on the whole Board of Directors although less than a quorum, or by a sole remaining Director. Any director elected or chosen as provided herein shall serve until the first to occur of (i) the expiration of the term of the directorship to which a Director is elected or appointed, (ii) the election and qualification of the director’s successor, or (iii) the Director’s resignation or removal.

(e)          Resignations. A Director may resign at any time upon written notice of resignation to the Company. Any resignation shall be effective immediately unless a certain effective date is specified therein, in which event it will be effective upon such date and acceptance of any resignation shall not be necessary to make it effective.

(f)          Removals. Any Director or the entire Board of Directors may be removed, with or without cause, and another person or persons may be elected to serve for the remainder of his or their term by the Member. In case any vacancy so created shall not be filled by the member, such vacancy may be filled by the remaining Directors as provided in Section 9(d).

(g)         Retirements.

(i)           An “inside director,” one who is an employee of the Company or an affiliate of the Company shall retire from membership on the Board of Directors at the first meeting of the Board following retirement, resignation or termination as an active employee of the Company or such affiliate.

(ii)          An “outside director,” one who is not an employee of the Company or an affiliate of the Company, shall retire from active membership on the Board of directors at the first meeting of the Board following attainment of the age of 70 years.

(h)         Annual Meetings. The annual meeting of the Board of Directors shall be held, if a quorum be present, for the purpose of organization and transaction of any other business that might be transacted at a regular meeting thereof, and no notice of such meeting shall be necessary. If a quorum is not present, such annual meeting may be held at any other time or place that may be specified in a notice given in the manner provided in Section 9(j) for special meetings of the Board of Directors or in a waiver of notice thereof.

(i)           Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

(j)           Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer, or by the Secretary on the written request of one-third of the members of the whole Board of Directors stating the purpose or purposes of such meeting. Notices of special meetings shall be given to each Director not later than three days before the day the meeting is to be held. No notice of any meeting need be given to any director who files a written waiver of notice thereof with the Secretary either before or after the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in any notice or written waiver of notice, unless so required by this Agreement. Except as otherwise provided by law or this Agreement, any and all business may be transacted at a special meeting.

(k)          Organization of Meetings. At any meeting of the Board of Directors, business shall be transacted in such order and manner as such the Chairman of the Board may from time to time determine.

(l)           Place of Meetings. The Board of Directors may hold their meetings outside the State of Delaware, at any office or offices of the Company, or at any other place as they may from time to time by resolution determine.

(m)         Compensation of Directors.

(i)           Each director shall, in consideration of his serving as a Director, be paid by the Company such reasonable compensation as shall be fixed from time to time by resolution of the Board of Directors, together with reimbursement for traveling, food, lodging and other expenses incurred in attending meetings in accordance with policies approved from time to time by the Board of Directors; provided that a Director who is also an employee of the Company or an employee of an affiliate of the Company shall not be entitled to receive any compensation for his or her services as a Director.

(ii)          Members of committees of the Board of Directors may received such reasonable compensation for their services as may be fixed from time to time by resolution of the Board of Directors, together with reimbursement for traveling, food, lodging and other expenses incurred in attending meetings in accordance with policies approved from time to time by the Board of Directors; provided that a Director who is also an employee of the Company or an employee of an affiliate of the Company shall not be entitled to receive any compensation for his or her services as a Director.

(n)         Action by Written Consent. Unless otherwise restricted by law of this Agreement, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if the required number of such directors consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

(o)         Participation in Meetings by Telephone. Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

(p)         Initial Directors. The initial directors, appointed as of the date of this Agreement, are as follows:

Milton Carroll

Carl D. Clay

Derrill Cody

John P. DesBarres

Fred J. Fowler

Jim W. Mogg

Richard J. Osborne

Ruth G. Shaw

William L. Thacker

10.  Committees.

(a)          General.

(i)           The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of three or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided by law, any such committee shall have and may exercise such powers of the Board of Directors as are provided in the resolution of the Board or set forth in this Agreement.

(ii)          Resignations of members of a committee must be in writing and shall be effective upon the date of receipt thereof by the Secretary or upon the effective date specified therein, whichever date is later, unless approval by the Board of Directors is made a condition of the resignation, in which event it shall be effective upon such approval. The Board shall have the power at any time to fill vacancies, the change the membership of, and to dissolve any committee.

(iii)         Regular meetings of a committee may be held without notice at such time and place as shall from time to time be determined by the committee. Special meetings of a committee shall be called by the Secretary at the request of the Chief Executive Officer of any two members of the committee. Notice of each special meeting of a committee shall be given by the Secretary to each member of the committee. No such notice of any meeting need be given to any member of a committee who attends the meeting or who files a written waiver of notice thereof with the Secretary, either before or after the meeting.

(iv)        Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its businesses. In the absence of a provision by the Board, a provision in the rules of such committee or a provision in this Agreement to the contrary, a majority of the entire number of members of such committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee. If the Board has not designated alternate members of the committee present at any meeting and no disqualified from voting, whether or not he or they constitute a quorum, may in the absence or disqualification of any member of the committee unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

(v)         Each committee may designate a chairman of such committee by majority vote of the committee’s full membership, unless designation of a chairman is otherwise specified in this Agreement or provided by resolution of the Board of Directors.

(b)         Executive Committee.

(i)           The Board of Directors may designate an Executive Committee. During the intervals between meetings of the Board, the Committee shall advise with and aid the officers of the Company in all matters concerning its interests and the management of its business, and generally perform such duties as may be directed by the Board of Directors from time to time. The Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company while the Board is not in session; but the Committee shall not have power or authority in reference to amending this Agreement, adopting an agreement of merger or consolidation, recommending to the Member the sale, lease or exchange of all or substantially all the Company’s property and assets, recommending to the Member a dissolution of the Company or a revocation of a dissolution, filling newly created directorships and vacancies on the Board or the committee, or (unless expressly authorized by resolution of the Board) declaring a dividend, distribution or authorizing the issuance of membership interests or interests in partnerships of which the Company is a general partner.

(ii)          A quorum for the transaction of business a meetings of the Executive Committee shall consist of three members of the Committee then in office.

(iii)         The Executive Committee shall keep regular minutes of proceedings, copies of which shall be sent to each member of the Board of Directors.

11.  Officers.

(a)            General.

(i)           The officers of the Company shall be chosen by the Board of Directors. The principal officers shall be a Chief Executive Officer, a President, one or more Vice Presidents (one or more of whom may be designated Executive Vice President, and one or more of whom may be designated Senior Vice President), a Secretary, a Treasurer, a Chief Financial Officer, and a General Counsel. The principal officers shall be elected each year at the first meeting of the Board of Directors. Two or more offices may be held by the same person. The Chief Executive Officer shall be chosen by the Directors from their own number. The salaries of the principal officers of the Company shall be fixed by the Board.

(iii)         Unless he resigns, dies or is removed prior thereto, each officer of the Company shall hold office until his successor has been chosen and has qualified. Any person elected or appointed by the Board of directors may be removed at any time, with our without cause, and all vacancies (however arising) may be filled at any time, by the affirmative vote of a majority of the Directors then in office. Any other employee of the Company may be removed at any time, with or without cause, by the Chief Executive Officer or by any superior of such employee to whom the power of removal has been delegated by the Chief Executive Officer.

(b)         Chief Executive Officer.

(i)           The Board of Directors shall designate the Chief Executive Officer of the Company.

(ii)          All other officers of the Company shall be subordinate to the Chief Executive Officer and shall from time to time report to him as he may direct. He shall have general supervision and direction of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect.

(iii)         The Chief Executive Officer shall have all the general powers and duties usually vested in the chief executive officer of a corporation, and in addition shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors.

(c)          President.

(i)           The President shall have such powers and perform such duties as may be prescribed from time to time by the Board of Directors.

(ii)          If not also designated Chief Executive Officer, the President shall be vested with the powers and authorized to perform all the duties of the Chief Executive Officer in the absence or disability of the Chief Executive Officer.

(d)         Executive Vice President. If the Board designates one or more Executive Vice Presidents, such officer or officers shall have such powers and perform such duties as may be prescribed from time to time by the Board of Directors, Chief Executive Officer or the President. Each Executive Vice President shall have all the powers and duties granted and delegated to each Senior Vice President and Vice President by this Agreement.

(e)          Senior Vice President. If the Board designates one or more Senior Vice Presidents, such officer or officers shall have such powers and perform such duties as may be prescribed from time to time by the Board of Directors, Chief Executive Officer or the President.

(f)          Vice President. Each Vice President shall have such powers and perform such duties as may be prescribed from time to time by the Board of Directors, Chief Executive Officer or the President.

(g)         Chief Financial Officer. The Chief Financial Officer shall be the principal financial and accounting officer of the Company. He shall have general direction of ad supervision over the financial and accounting affairs of the Company. He shall render to the Chief Executive Officer and the Board of Directors, at regular meetings of the Board, or whenever they may require it, an account of the financial condition of the Company. He shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors, the Chief Executive Officer or the President.

(h)         General Counsel. The General Counsel shall be the principal legal officer of the Company. He shall have general direction of and supervision over the legal affairs of the Company and shall advise the Board of Directors and officers of the Company on all legal matters. He shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of directors, the Chief Executive Officer or the President.

(i)           Secretary. The Secretary shall attend all sessions of the Board and all meetings of the members and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall perform like duties for committees of the Board when required. He shall give, or cause to be given, notice of all meetings of the members and of the Board of directors, when notice is required by this Agreement. He shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors, the chief Executive Officer or the President.

(j)           Assistant Secretary. If the Board appoints one or more Assistant Secretaries, each Assistant Secretary shall be vested with all the powers and authorized to perform all the duties of the Secretary in his absence or disability. The performance of any act or the execution of any instrument by an Assistant Secretary in any instance in which such performance or execution would customarily have been accomplished by the Secretary shall constitute conclusive evidence of the absence or disability of the Secretary. Each Assistant Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors, the Chief Executive Officer or the President.

(k)          Treasurer.

(i)           The Treasurer shall have custody of the corporate funds and securities, and he shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all monies and other valuable effects in the name and to the credit of the Company, in such depositories as may be designated by the Board of directors. He shall disburse the funds of the Company as ordered by the Board taking proper vouchers for such disbursements.

(ii)          If required by the Board of Directors, he shall give the Company a bond in a sum and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

(iii)         He shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors. The Chief Executive Officer or the President.

(l)           Assistant Treasurer. If the Board appoints one or more Assistant Treasurers, each Assistant Treasurer shall be vested with all the powers and authorized to perform all the duties of the Treasurer in his absence or disability. The performance of any act or the execution of any instrument by an Assistant Treasurer in any instance which such performance or execution would customarily have been accomplished by the Treasurer shall constitute conclusive evidence of the absence or disability of the Treasurer. Each Assistant Treasurer shall perform such other duties as may be prescribed from time to time by the Board of Directors, the Chief Executive Officer or the President.

(m)         Duties of Officers may be Delegated. In case of the absence of any officer of the Company, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers of duties, or any of them, of such officer to any other officer, or to any Director, provided a majority of the Directors then in office concur therein.

12.  Powers of Execution.

(a)          Checks and Notes. All checks and other demands for money and notes and other instrument for the payment of money shall be signed on behalf of the Company by such officer or officers or by such other person or persons as the Board of Directors may from time to time designate. The signature of any such officer or other person may be a facsimile if so authorized by the Board of Directors.

(b)         Contracts and Deeds. All contracts, deeds and instruments shall be signed on behalf of the Company by the Chief Executive Officer, by the President, by any Vice President, or by such other person or persons as the Board of Directors or the Chief Executive Officer may from time to time designate.

(c)          Interests in Other Entities. All shares of stock, partnership interests, membership interests or other interests owned by the Company in other corporations, partnerships or other entities (other than interests in TEPPCO Partners, L.P., TE Products Pipeline Company, Limited partnership, or TCTM, L.P.) shall be voted or represented, as the case may be, on behalf of the Company by such persons and in such manner as shall be prescribed by the Chief Executive Officer.

14.  Indemnification of Directors and Officers.

(a)          The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was, at any time prior to or during which this Section 14 is in effect, a Director or Officer of the Company, or is or was, at any time prior to or during which this Section 14 is in effect, serving at the request of the Company as a director or officer of another corporation, partnership, limited liability company, joint venture, trust, other enterprise or employee benefit plan against reasonable expenses (including attorneys’ fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by the Act.

(b)         Expenses incurred by a person who is or was a Director or Officer of the Company in appearing at, participating in or defending any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Company at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or Officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by this Section 14. The indemnification and advancement of expenses provided by this Section 14 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be or become entitled under any law, this Agreement, the decision of the Member, or disinterested Directors or otherwise, or under any policy or policies of insurance purchased and maintained by the Company on behalf of any such person, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director or Officer and shall inure to the benefit of the heirs, executors and administrators of such person.

(c)          The rights provided by this Section 14 are for the benefit of the persons referred to herein and their respective heirs, executors and administrators and shall be legally enforceable against the Company by such persons (who shall be presumed to have relied on such rights in undertaking or continuing any of the positions referred to herein) or by their respective heirs, executors and administrators. No amendment to or restatement of this Section 14, or merger, consolidation or reorganization of the Company, shall impair the rights of indemnification provided by this Section 14 with respect to any action or failure to act, or alleged action or failure to act, occurring or alleged to have occurred prior to such amendment, restatement, merger or consolidation.

(d)         NEITHER THE DIRECTORS, THE MEMBER, NOR ANY OWNER, OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR OF THE MEMBER, SHALL BE LIABLE, RESPONSIBLE OR ACCOUNTABLE IN DAMAGES OR OTHERWISE TO THE COMPANY OR THE MEMBER FOR ANY ACTION TAKEN OR FAILURE TO ACT (EVEN IF SUCH ACTION OR FAILURE TO ACT CONSTITUTED THE NEGLIGENCE OF A PERSON, INCLUDING THE PERSON FOR WHOM EXCULPATION IS SOUGHT HEREUNDER) ON BEHALF OF THE COMPANY WITHIN THE SCOPE OF THE AUTHORITY CONFERRED ON THE PERSON DESCRIBED IN THIS AGREEMENT OR BY LAWUNLESS SUCH ACT OR OMISSION WAS PERFORMED OR OMITTED FRAUDULENTLY OR CONSTITUTED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. TO THE EXTENT THAT, AT LAW OR IN EQUITY, THE BOARD OF DIRECTORS, THE MEMBER, OR ANY OWNER, OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR OF THE MEMBER HAVE DUTIES (INCLUDING FIDUCIARY DUTIES) AND LIABILITIES RELATING TO THE COMPANY, THE BOARD OF DIRECTORS, THE MEMBER OF ANY OWNER, OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR THE MEMBER OTHERWISE EXISTING AT LAW OR IN EQUITY, ARE AGREED BY THE MEMBER TO REPLACE SUCH OTHER DUTIES AND LIABILITEIS OF THE DIRECTORS, THE MEMBER OR ANY OWNER, OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR OF THE MEMBER.

15.  Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

16.  Member Obligations. (a) Neither the Member nor any Affiliate of, or any director appointed by, the member shall have any obligation or owe any duty, fiduciary or otherwise, to the Company or to any of the Company’s Affiliates, including any obligation (i) to offer business opportunities to the Company, (ii) to refrain from pursuing business opportunities that may have a competitive impact upon the Company or (iii) to refrain from taking any other action that will or may be detrimental to the Company, and neither the member nor any of its Affiliates shall, by virtue of the relationship established pursuant to this Agreement, have any other obligations to take or refrain from taking any other action that may impact the Company. The provisions of this Section 16 constitute an agreement to modify or eliminate fiduciary duties pursuant to the provisions of Section 18-1101 of the Act.

(b)         As used in this Section 16, the following definitions shall apply:

(i)           “Affiliate” shall mean, with respect to any Person, a Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

(ii)          “Control” shall mean the possession, directly or indirectly, through one or more intermediaries, by any Person or group (within the meaning of Section 13(d)(3) under the Securities Exchange Act of 1934, as amended) of both of the following: (A)(1) in the case of a corporation, more than 25% of the direct or indirect economic interest in the outstanding equity securities thereof; 92) in the case of a limited liability company, partnership, limited partnership or venture, the right to more than 25% of the direct or indirect economic interest in the outstanding equity securities thereof; (2) in the case of a limited liability company, partnership, limited partnership or venture, the right to more than 25% of the distributions therefrom (including liquidating distributions); (3) in the case of a trust or estate, including a business trust, more than 25% of the beneficial interest therein; and (4) in the case of any other entity, more than 25% of the economic or beneficial interest therein; and (B) in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to control or direct the management and policies of the entity.

(iii)         “Person” shall mean any individual, partnership, limited liability company, firm, corporation, association, joint venture, trust or other entity or any federal, state, political subdivision or other governmental agency or instrumentality, foreign or domestic.

IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, has duly executed this limited Liability Company Agreement this 31st day of March, 2000.

PANENERGY CORP.

By:	/s/ FRED A. FOWLER
Name:	Fred A. Fowler
Title:	Group Vice President